SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 1999

EASCO, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdic- tion of incorporation)	0-25834 (Commission File Number)	94-3157362 (IRS Employer Identification No.)

706 South State Street, Girard, Ohio (Address of principal executive offices)	44420 (Zip Code)

(330) 545-4311
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 1.          Changes in Control of Registrant

                On August 31, 1999, E Acqco Inc. (the "Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Caradon Inc., a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Caradon plc, a public limited company organized under the laws of England, consummated its cash tender offer (the "Offer") for all outstanding shares of Common Stock, $0.01 par value (the "Shares"), of Easco, Inc., a Delaware corporation (the "Company"). Pursuant to the Offer, the Purchaser acquired 9,594,135 Shares, including 17,200 Shares tendered pursuant to guaranteed delivery procedures, for which timely delivery of all required documents is necessary. The 9,594,135 Shares acquired by the Purchaser represent over 99% of the Shares outstanding on August 30, 1999. The Offer was made pursuant to the Agreement and Plan of Merger, dated as of July 28, 1999 (the "Merger Agreement"), among Parent, the Purchaser and the Company.

                As contemplated by the Merger Agreement, effective as of September 7, 1999, the Purchaser was merged with and into the Company (the "Merger"), with the Company being the surviving corporation (the "Surviving Corporation") and an indirect wholly owned subsidiary of Parent and Caradon plc. The Merger was effected pursuant to the "short-form" merger provisions of Section 253 of the Delaware General Corporation Law, as amended (the "Delaware Law"), without prior notice to, or any action by, any stockholder of the Company. At the effective time of the Merger, each Share that was issued and outstanding (other than Shares held in the treasury of the Company or by Parent, the Purchaser or any other direct or indirect wholly owned subsidiary of Parent or Shares with respect to which appraisal rights are properly exercised under the Delaware Law) was converted into the right to receive from the Surviving Corporation $15.20 in cash, without interest thereon.

                The total amount of funds required by the Purchaser to consummate the Offer and the Merger (including cash payments for cancellations of stock options) was approximately $155 million, excluding related fees and expenses. Caradon plc obtained such funds from cash on hand and from its existing credit facilities with various financial institutions. The credit facilities include various five-year facilities (with Bank of America National Trust & Savings Association, Barclays Bank plc, Den Danske Bank, HSBC (Midland Bank plc), National Westminster Bank plc, Royal Bank of Canada Europe Limited, UBS AG and Westdeutsche Landesbank Girozentrale) and various 364-day facilities (with Barclays Bank plc, Den Danske Bank, HSBC (Midland Bank plc), National Westminster Bank plc, Royal Bank of Canada Europe Limited and Westdeutsche Landesbank Girozentrale). The foregoing credit facilities were described in the Offer to Purchase dated August 3, 1999 and copies of the credit facilities were included as exhibits to Schedule 14D-1 filed by the Purchaser, Parent and Caradon plc on August 3, 1999.

Item 7.          Financial Statements, Pro Forma Financial Information, and Exhibits.

(a)	Not required.

(b)	Not required.

(c)	Exhibits:

(2)(a)	Agreement and Plan of Merger dated as of July 28, 1999 among Parent, the Purchaser and the Company. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.

(2)(b)	Stockholder Agreement dated July 28, 1999 among Parent, the Purchaser and American Industrial Partners Capital Fund, L.P. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.

(2)(c)	Form of Stockholder Agreement dated July 28, 1999 among Parent, the Purchaser and certain directors and executive officers of the Company. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 8, 1999	EASCO, INC. By /s/A. Joseph Neiner A. Joseph Neiner, President

EXHIBIT INDEX

Exhibit
Number	Document

(2)(a)	Agreement and Plan of Merger dated as of July 28, 1999 among Parent, the Purchaser and the Company. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.

(2)(b)	Stockholder Agreement dated July 28, 1999 among Parent, the Purchaser and American Industrial Partners Capital Fund, L.P. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.

(2)(c)	Form of Stockholder Agreement dated July 28, 1999 among Parent, the Purchaser and certain directors and executive officers of the Company. Filed as an exhibit to the Schedule 14D-1 of Caradon plc, Parent and the Purchaser filed with the Commission on August 3, 1999. Here incorporated by reference.